File No. 333-100484

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  iVoice, Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                                         52-1750786
(State or other jurisdiction or           (I.R.S. Employer identification No.)
incorporation of organization)

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                    (Address of principal executive offices)

              Individual Plan for Bristol Townsend Associates, Inc.
                              (Full title of plan)

            Jerome R. Mahoney, President and Chief Executive Officer
                                  iVoice, Inc.
                                 750 Highway 34
                            Matawan, New Jersey 07747

                     (Name and address of agent for service)

                                 (732) 441-7700
          (Telephone number, including area code of agent for service)


                                EXPLANATORY NOTE

The registrant is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed October 10, 2002 (File No. 333-100484) with respect to shares of the Registrant's Class A Common Stock, par value $.001, (the "Common Stock") thereby registered for offer or sale pursuant to the Individual Plan for Bristol Townsend Associates, Inc. (the "Plan"). A total of 23,000,000 shares were registered for issuance under the Registrant's Plan.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Matawan, State of New Jersey, on October 23, 2002.

                               iVoice, Inc.

                               By:  /s/  JEROME R. MAHONEY
                                    ----------------------------------
                               Jerome R. Mahoney, President and
                               Chief Executive Officer








Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature                        Title                               Date
-----------                      -----                               ----

/s/ JEROME R. MAHONEY
---------------------
Jerome R. Mahoney          President, Chief                     October 23, 2002
                           Executive Officer, Sole Director






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